SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                Form 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported)  January 5, 1996
                                                      ---------------


                               EG&G, Inc.
         -----------------------------------------------------
         (Exact name of registrant as specified in its charter)



      Massachusetts               1-5075                04-2052042
    ----------------     ------------------------    ------------------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)


    45 William Street, Wellesley, Massachusetts              02181
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    (Address of principal executive offices)               (Zip Code)


                              (617) 237-5100
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           (Registrant's telephone number, including area code)


                            Not applicable
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 5.  Other Events

On December 20, 1995, the Board of Directors of EG&G, Inc. appointed John F. Alexander, II Chief Financial Officer of the Company effective January 2, 1996. Mr. Alexander was Corporate Controller and an EG&G Vice President.

At the same meeting, the Board of Directors elected Tamara J. Erickson a member of the Board with a term expiring at the 1996 Annual Meeting of Stockholders. Ms. Erickson is a Senior Vice President of Arthur D. Little, Inc., a management consulting company in Cambridge, Massachusetts and Chairman of Innovation Associates, Inc., an Arthur D. Little Company. Ms. Erickson also serves as a Director of DSTM, Inc., Portland, Michigan and Allergan, Inc., Irvine, California.

Effective January 2, 1996, Thomas J. Sauser, Senior Vice President and Chief Financial Officer, resigned from the Company.




                                                EG&G, INC.


                                                   ------------------------
                                                By \s\John F. Alexander, II
                                                   John F. Alexander, II
                                                   Vice President
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

            Date: January 5, 1996
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